UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2005

QUINCY ENERGY CORP.

(formerly Quincy Gold Corp.)

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-31501 (Commission File Number)	98 0218264 (IRS Employer Identification No.)

309 Center Street, Hancock, MI 49930

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (906) 370 4695

ITEM. 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 13, 2005, the Registrant was notified by Madsen & Associates, CPA's Inc., its independent public accountants, that they would not be pursuing certification by the Canadian Public Accountability Board and for that reason were resigning as the Registrant’s independent public accountants.

Madsen & Associates' opinion in their reports on the Registrant's financial statements for the years ended April 30, 2003 and 2002 expressed substantial doubt with respect to the Registrant's ability, during those periods, to continue as a going concern.

During the years ended April 30, 2004 and 2003 Madsen & Associates did not issue any other report on the financial statements of the Registrant which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.  Furthermore, during the period from May 5, 1999 (date of incorporation) through April 30, 2004, and the subsequent interim periods preceding April 30, 2005, there were no disagreements with Madsen & Associates within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Madsen & Associates, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

On May 13, 2005, the board of directors of the Registrant resolved to engage parker simone, Chartered Accountants LLP of Mississauga, Ontario as its independent public accountants effective as at that date.  The Registrant did not previously consult with parker simone regarding any matter, including but not limited to:

•

the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or

•

any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item  304(a)(1)(v) of Regulation S-B).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. - The following documents are filed as exhibits to this report:

16.1.

Letter from Madsen & Associates, CPA’s Inc, dated May 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

May 17, 2005

QUINCY ENERGY CORP.

By:

/s/ James N. Fairbairn

James N. Fairbairn

Chief Financial Officer